UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 22, 2026

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 3.03	Material Modification to Rights of Security Holders.

On September 22, 2026, VerifyMe, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State. The Certificate of Amendment effects a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and treasury stock at a ratio of 1-for-10 shares, effective as 12:01 am Eastern Time on September 29, 2026 (the “Reverse Stock Split”).

The Company expects that its Common Stock will begin trading on a post-split basis under the Company’s existing trading symbol, “VRME,” when the market opens on September 29, 2026. The new CUSIP identifier for the Common Stock following the Reverse Stock Split will be 92346X305.

As a result of the Reverse Stock Split, every 10 shares of Common Stock will be automatically combined into one share of Common Stock. The total number of authorized shares of Common Stock will remain the same following the Reverse Stock Split. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. A proportionate adjustment will be made to the per-share exercise prices and number of shares issuable under all outstanding warrants and equity awards. The Reverse Stock Split will not change the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on September 18, 2026, the Company’s Board of Directors declared a special cash dividend of $0.15 per share (the “Dividend”), to be distributed pro-rata per share of the Company’s Common Stock to (i) holders of Common Stock, and (ii) holders of the Series B Convertible Preferred Stock, par value $0.001 per share, on an as-converted basis. Payment of the Dividend is conditioned upon the closing of the previously announced proposed merger with Open World Ltd., pursuant to the Agreement and Plan of Merger, as amended (the “Merger”), which remains subject to the approval of the Company’s stockholders and other closing conditions.

The amount payable per share in the Dividend will be adjusted at the same ratio of the Reverse Stock Split such that if the Merger closes and the Dividend becomes payable, each stockholder of record for the Dividend will be entitled to $1.50 per share.

The information under Item 7.01 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 25, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report.

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Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “anticipate,” “believe,” “expect,” and “will,” or the negative thereof or other variations thereon or comparable terminology are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the anticipated timing and benefits of the Reverse Stock Split, and the Company’s ability to maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation, filed September 22, 2026
99.1	Press Release dated September 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: September 25, 2026	/s/ Adam Stedham
	Name:	Adam Stedham
	Title:	Chief Executive Officer and President